NEWS RELEASE
May 08, 2008                                                                            Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                    (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS
FIRST QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended March 31, 2008.  Net revenue was approximately $72.5 million, a decrease of 2% from the same period in 2007.  Station operating income1 was approximately $28.9 million, a decrease of 15% from the same period in 2007.  Operating income was approximately $18.5 million, a decrease of 16% from the operating income in the same period in 2007.  Net loss was approximately $18.3 million, or a loss of $0.19 per basic share, a decrease from the reported net income of $744,000 in the same period in 2007.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “While our radio stations outperformed their markets by almost 600 basis points, driven mainly by local advertising, the significant decline in national advertising held our overall core radio station revenue growth to 0.9%.  Under the current market conditions, I believe this performance demonstrates that our management changes and leadership are having a favorable impact.  When combined with reduced revenues at Reach Media and Giant Magazine, consolidated net revenue declined 2%.

In March we successfully expanded our One Love Gospel Cruise event, which generated over $2.5 million of revenue.  This well branded event, when coupled with our strong portfolio of gospel stations, will no doubt provide for future aggressive monetization of these assets.

During the quarter we invested in new on-air talent for our syndicated programs, notably Mo’Nique, and these investments should deliver future ratings and revenue growth.  Our internet investment and build-out continues on plan, augmented by the recent acquisition of Community Connect Inc. (“CCI”) and the launch of Newsone.com, which will accelerate our path to profitability in the on-line space.

The sale of KRBV-FM in Los Angeles for $137.5 million is on track to close during the second quarter and will provide the Company with additional liquidity and de-leveraging opportunities.

With weak market conditions projected for the balance of this year, the management team is focused on integrating CCI to reap revenue synergies, making our business processes more efficient and controlling our costs.”

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PAGE 2 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

RESULTS OF OPERATIONS

	For the Three Months Ended March 31,
	2008	2007
		(as adjusted)[2]
	(unaudited)
	(In thousands, except share data)
STATEMENT OF OPERATIONS

NET REVENUE	$72,498	$74,040

OPERATING EXPENSES:

Programming and technical	19,032	18,070
Selling, general and administrative	24,518	21,868
Corporate selling, general and administrative	6,407	7,550
Stock-based compensation	328	815
Depreciation and amortization	3,664	3,716
Total operating expenses	53,949	52,019

Operating income	18,549	22,021

INTEREST INCOME	(201)	(267)

INTEREST EXPENSE	17,259	18,070

EQUITY IN LOSS OF AFFILIATED COMPANY	2,285	492

OTHER EXPENSE, net	11	8
(Loss) income before provision for income taxes, minority interest in income of subsidiaries and discontinued operations	(805)	3,718
PROVISION FOR INCOME TAXES	8,898	1,452
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	823	906

Net (loss) income from continuing operations	(10,526)	1,360

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(7,781)	(616)

Net (loss) income	$(18,307)	$744

Weighted average shares outstanding - basic[3]	98,728,411	98,710,633
Weighted average shares outstanding - diluted[4]	98,728,411	98,710,633

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PAGE 3 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	For the Three Months Ended March 31,
	2008	2007
		(as adjusted)
	(unaudited)
	(in thousands, except share data)

PER SHARE DATA - basic and diluted

(Loss) income from continuing operations per share	$(0.11)	$0.01
Loss from discontinued operations	$(0.08)	$(0.01)
Net (loss) income per share	$(0.19)	$0.01

SELECTED OTHER DATA:

Station operating income[1]	$28,948	$34,102
Station operating income margin (% of net revenue)	39.9%	46.1%
Station operating income reconciliation:
Net (loss) income	$(18,307)	$744
Plus: Depreciation and amortization	3,664	3,716
Plus: Corporate selling, general and administrative expenses	6,407	7,550
Plus: Stock-based compensation	328	815
Plus: Equity in loss of affiliated company	2,285	492
Plus: Provision for income taxes	8,898	1,452
Plus: Minority interest in net income of subsidiaries	823	906
Plus: Interest expense	17,259	18,070
Plus: Other expense	11	8
Plus: Loss from discontinued operations, net of tax	7,781	616
Less: Interest Income	(201)	(267)
Station Operating Income	$28,948	$34,102

Adjusted EBITDA[4]
Adjusted EBITDA reconciliation:
Net (loss) income	$(18,307)	$744
Plus: Depreciation and amortization	3,664	3,716
Plus: Provision for income taxes	8,898	1,452
Plus: Interest expense	17,259	18,070
Less: Interest Income	(201)	(267)
EBITDA	$11,313	$23,715
Plus: Equity in loss of affiliated company	2,285	492
Plus: Minority interest in net income of subsidiaries	823	906
Plus: Loss from discontinued operations, net of tax	7,781	616
Adjusted EBITDA	$22,202	$25,729

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PAGE 4 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	March 31,	December 31,
	2008	2007
	(unaudited)	(as adjusted)
	(in thousands)

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$7,730	$24,247
Intangible assets, net	1,308,730	1,310,321
Total assets	1,639,389	1,667,725
Total debt (including current portion)	813,514	815,504
Total liabilities	1,026,205	1,030,736
Total stockholders' equity	611,929	633,100
Minority interest in subsidiaries	1,255	3,889

	Current Amount	Applicable Interest
	Outstanding	Rate (a)
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:

Senior bank term debt (swap matures 6/16/2012) (a)	$25,000	6.72%
Senior bank term debt (swap matures 6/16/2010) (a)	25,000	6.52%
Senior bank term debt (swap matures 6/16/2008) (a)	25,000	6.38%
Senior bank term debt (at variable rates) (b)	117,500	5.00%
Senior bank term debt (at variable rates) (b)	120,500	5.00%
8-7/8% senior subordinated notes (fixed rate)	300,000	8.88%
6-3/8% senior subordinated notes (fixed rate)	200,000	6.38%
Seller financed loan	514	5.10%

(a)
A total of $75.0 million is subject to fixed rate swap agreements that became effective in June 2005. Under our fixed rate swap agreements, we pay a fixed rate plus a spread based on our leverage ratio, as defined in our Credit agreement. That spread is currently set at 2.25% and is incorporated into the applicable interest rates set forth above.

(b)
Subject to rolling 90-day LIBOR plus a spread currently at 2.25% and incorporated into the applicable interest rate set forth above.  This tranche is not covered by swap agreements described in footnote (a).

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, and 10-Q and other filings with the Securities and Exchange Commission.  Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Net revenue decreased to approximately $72.5 million for the quarter ended March 31, 2008, from approximately $74.0 million for the same period in 2007, a decline of 2%.  While the Company outperformed from a revenue perspective that of the markets in which we operate, we experienced a decrease in net revenue consistent with the decline in overall radio industry revenue, with national revenue remaining particularly weak. We experienced considerable net revenue declines in our Dallas and Houston markets, and more modest declines in our Atlanta and Detroit markets. Reach Media had a decline in revenue due to the previously announced cancellation of its syndicated TV show and due to the discontinuation of certain sponsored events during the first quarter of 2008.  Giant Magazine experienced a decline in net revenue due to the loss of a sizeable sponsorship from first quarter 2007.  These declines were offset partially by net revenue increases from our Gospel Cruise event, increased internet and political revenue and increases in net revenue from our Philadelphia and Washington, DC markets. Net revenue is reported net of agency and outside sales representative commissions of approximately $7.9 million and $8.2 million for the quarters ended March 31, 2008 and 2007, respectively.

Operating expenses, excluding depreciation and amortization and stock-based compensation increased to approximately $50.0 million from approximately $47.5 million for the quarters ended March, 31, 2008 and 2007, respectively, an increase of 5%.  The increase in operating expenses resulted primarily from expenses associated with the Gospel Cruise event, additional on-air talent expenses, primarily related to new syndicated programs, expenses associated with operation of WPRS-FM (formerly WXGG-FM), which began in April 2007, investments made in sales training, systems and tools, increased compensation for recent corporate office hires and new spending on our internet initiative. This increased spending was offset partially by the absence of legal and professional spending associated with the 2007 voluntary review of our past stock options practices, less expense associated with officer retention bonuses, savings from reduced marketing and promotional and travel and entertainment spending and savings from suspending our 401(k) match program.  Reach Media contributed savings in the area of reduced TV syndication production costs and lower events expense.  Excluding the spending on our internet initiative, expenses associated with the Gospel Cruise event held in the current 2008 quarter, and the 2007 amount spent on the stock options review, operating expenses increased 1% for the three months ended March 31, 2008, compared to the same period in 2007.

Stock-based compensation decreased to $328,000 from $815,000 for the quarters ended March 31, 2008 and 2007, respectively, a decline of 60%.  Stock-based compensation consists of expenses associated with our January 1, 2006 adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” and expenses associated with restricted stock grants.  The decrease in stock-based compensation was due to forfeitures, cancellations and the completion of the vesting period for certain stock option grants.

Depreciation and amortization expense was essentially flat at approximately $3.7 million for the quarters ended March 31, 2008 and 2007, respectively. There was a decline in amortization expense associated with certain affiliate agreements acquired as part of our purchase of 51% of Reach Media, which was offset partially by an increase in depreciation for capital expenditures made subsequent to March 31, 2007.

Interest expense decreased to approximately $17.3 million for the quarter ended March 31, 2008 from approximately $18.1 million for the same period in 2007, a decline of 5%.  The decrease in interest expense resulted primarily from interest savings associated with lower net borrowings due to debt pay downs, which was offset partially by new fees associated with the operation of WPRS-FM (formerly WXGG-FM) pursuant to a local marketing agreement (“LMA”) that began in April of 2007.

Equity in loss of affiliated company increased to approximately $2.3 million for the quarter ended March 31, 2008 from $492,000 for the same period in 2007.  The increase in the loss is attributable to an increase in the Company’s share of TV One’s losses related to TV One’s current capital structure and the Company’s ownership levels in the equity securities of TV One that are currently absorbing its net losses.

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PAGE 6 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Provision for income taxes increased to approximately $8.9 million for the quarter ended March 31, 2008 compared to approximately $1.5 million for the quarter ended March 31, 2007.  In prior years, we recorded a deferred tax liability (“DTL”) related to the amortization of indefinite-lived assets that are deducted for tax purposes, but not deducted for book purposes. Also in prior years, the Company generated deferred tax assets (“DTAs”), mainly federal and state net operating loss (“NOLs”) carryforwards. In the fourth quarter of 2007, except for DTAs in its historically profitable filing jurisdictions, and DTAs associated with definite-lived assets, the Company recorded a full valuation allowance for all other DTAs, including NOLs, as it was determined that more likely than not, the DTAs would not be realized.  As a result, approximately $8.5 million of the increase in the provision for income taxes is due primarily to recording a full valuation allowance against the additional NOLs generated from the tax deductible amortization of indefinite-lived assets for the three months ended March 31, 2008.

For the quarter ended March 31, 2008, the Company has determined that minor fluctuations in its projected income would create significant changes to the estimated annual effective tax rate.  Pursuant to FIN No. 18, “Accounting for Income Taxes in Interim Periods,” the Company has provided for tax expense using an actual calculation for certain filing jurisdictions for the three months ended March 31, 2008.

Loss from discontinued operations, net of tax, was approximately $7.8 million for the quarter ended March 31, 2008, compared to a loss of $616,000 for the same period in 2007.  The increased loss resulted from entering into a definitive agreement to sell our Los Angeles station KRBV-FM in March 2008, for approximately $137.5 million, which resulted in an approximate $5.1 million impairment charge and approximately $1.8 million in other one-time sale related expenses.  Loss from discontinued operations, net of tax also includes a tax provision in the amount of $830,000 for the three months ended March 31, 2008, compared to a tax benefit of $495,000 for the same period in 2007.

Other pertinent financial information includes capital expenditures of approximately $3.2 million and $1.3 million for the quarters ended March 31, 2008 and 2007, respectively.  Additionally, as of March 31, 2008, Radio One had total debt (net of cash balances) of approximately $805.8 million.

During April 2008, the Company was party to the following subsequent event transactions:

New Employment Agreements: On April 16, 2008, the Company executed employment agreements (together, the “Employment Agreements”) with Catherine L. Hughes, the Company’s Chairperson and Founder, and Alfred C. Liggins, III, the Company’s Chief Executive Officer and President.  A summary of these agreements, along with copies of the Employment Agreements can be found with the Company’s Form 8-K filed April 18, 2008.

Acquisition of Community Connect Inc.: On April 10, 2008, the Company announced and completed a merger to acquire Community Connect Incorporated (“CCI”) for $38.0 million in cash. CCI is an on-line social-networking company operating branded websites including BlackPlanet, MiGente, and AsianAvenue.

Disposition of WMCU-AM: On April 11, 2008 the Company closed on the sale of the assets of radio station WMCU-AM (formerly WTPS-AM), located in the Miami metropolitan area, to Salem Communications Holding Corporation (“Salem”) for approximately $12.3 million in cash.  Salem began operating the station under an LMA effective October 18, 2007.

In March 2008, the Company entered into a definitive agreement to sell the assets of its radio station KRBV-FM, located in the Los Angeles market, to Bonneville International Corporation (“Bonneville”) for approximately $137.5 million in cash. Bonneville began operating the station under an LMA effective April 8, 2008.  Subject to the necessary regulatory approvals, the transaction is expected to close in the second quarter of 2008.

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PAGE 7 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

In March 2008, the Company executed an employment agreement with Peter D. Thompson, Executive Vice President and Chief Financial Officer.  A summary of the agreement, along with a copy of the employment agreement can be found with the Company’s Form 8-K filed April 2, 2008.

In March 2008, the Company’s board of directors authorized a repurchase of the Company’s Class A and Class D common stock, in an amount up to $150.0 million, through December 31, 2009. The amount and timing of such repurchases will be based on pricing, general economic and market conditions, and the restrictions contained in the agreements governing the Company’s credit facilities and subordinated debt and certain other factors.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited and adjusted statements of operations for the three months ended March 31, 2008 and 2007, June 30, 2007, September 30, 2007, and the three and twelve months ended December 31, 2007 are provided.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

	Three Months Ended March 31, 2008
	(in thousands, unaudited, as adjusted)

			Reach	Eliminations/	Interactive
	Consolidated	Radio One	Media	Other	One

STATEMENT OF OPERATIONS

NET REVENUE	$72,498	$63,481	$10,466	$(2,299)	$850

OPERATING EXPENSES

Programming and technical	19,032	13,708	5,031	(954)	1,247
Selling, general and administrative	24,518	22,418	854	(748)	1,994
Corporate selling, general and administrative	6,407	5,100	1,932	(625)	-
Stock-based compensation	328	290	-	-	38
Depreciation and amortization	3,664	2,628	997	13	26
Total operating expenses	53,949	44,144	8,814	(2,314)	3,305

Operating income (loss)	18,549	19,337	1,652	15	(2,455)

INTEREST INCOME	(201)	(160)	(41)	-	-

INTEREST EXPENSE	17,259	17,259	-	-	-

EQUITY IN LOSS OF AFFLIATED COMPANY	2,285	2,285	-	-	-

OTHER EXPENSE (INCOME), net	11	(2)	-	-	13
(Loss) Income before provsion for income taxes, minority interest in income of subsidiaries and discontinued operations	(805)	(45)	1,693	15	(2,468)
PROVISION FOR INCOME TAXES	8,898	8,292	606	-	-
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	823	-	-	823	-

Net (Loss) Income from continuing operations	(10,526)	(8,337)	1,087	(808)	(2,468)

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(7,781)	(7,781)	-	-	-

Net (loss) income	$(18,307)	$(16,118)	$1,087	$(808)	$(2,468)

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PAGE 8 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2007
	(in thousands, unaudited, as adjusted)

			Reach	Eliminations/	Interactive
	Consolidated	Radio One	Media	Other	One

STATEMENT OF OPERATIONS

NET REVENUE	$74,040	$62,693	$11,228	$(1,248)	$1,367

OPERATING EXPENSES

Programming and technical	18,070	12,625	4,987	(530)	988
Selling, general and administrative	21,868	20,103	1,120	249	396
Corporate selling, general and administrative	7,550	6,201	1,974	(625)	-
Stock-based compensation	815	815	-	-	-
Depreciation and amortization	3,716	2,553	1,128	13	22
Total operating expenses	52,019	42,297	9,209	(893)	1,406

Operating income (loss)	22,021	20,396	2,019	(355)	(39)

INTEREST INCOME	(267)	(254)	(13)	-	-

INTEREST EXPENSE	18,070	18,070	-	-	-

EQUITY IN LOSS OF AFFLIATED COMPANY	492	707	215	(430)	-

OTHER EXPENSE, net	8	8	-	-	-
Income (Loss) before provsion for income taxes, minority interest in income of subsidiaries and discontinued operations	3,718	1,865	1,817	75	(39)
PROVISION FOR INCOME TAXES	1,452	797	655	-	-
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	906	-	-	906	-

Net Income (Loss) from continuing operations	1,360	1,068	1,162	(831)	(39)

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(616)	(616)	-	-	-

Net income (loss)	$744	$452	$1,162	$(831)	$(39)

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PAGE 9 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended June 30, 2007
	(in thousands, unaudited, as adjusted)

			Reach	Eliminations/	Interactive
	Consolidated	Radio One	Media	Other	One

STATEMENT OF OPERATIONS

NET REVENUE	$82,621	$71,899	$11,710	$(1,307)	$319

OPERATING EXPENSES

Programming and technical	17,845	12,604	4,973	(538)	806
Selling, general and administrative	25,467	23,157	1,582	132	596
Corporate selling, general and administrative	8,113	6,786	1,952	(625)	-
Stock-based compensation	777	750	-	-	27
Depreciation and amortization	3,667	2,497	1,135	13	22
Impairment of long-lived assets	5,506	5,506	-	0	-
Total operating expenses	61,375	51,300	9,642	(1,018)	1,451

Operating income (loss)	21,246	20,599	2,068	(289)	(1,132)

INTEREST INCOME	(294)	(292)	(2)	-	-

INTEREST EXPENSE	18,577	18,577	-	-	-

EQUITY IN LOSS OF AFFLIATED COMPANY	4,266	4,425	159	(318)	-
(Loss) Income before provsion for income taxes, minority interest in income of subsidiaries and discontinued operations	(1,303)	(2,111)	1,911	29	(1,132)
(BENEFIT) PROVISION FOR INCOME TAXES	(797)	(1,494)	697	-	-
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	919	-	-	919	-

Net (Loss) Income from continuing operations	(1,425)	(617)	1,214	(890)	(1,132)

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(4,829)	(4,829)	-	-	-

Net (loss) income	$(6,254)	$(5,446)	$1,214	$(890)	$(1,132)

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PAGE 10 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended September 30, 2007
	(in thousands, unaudited, as adjusted)

			Reach	Eliminations/	Interactive
	Consolidated	Radio One	Media	Other	One

STATEMENT OF OPERATIONS

NET REVENUE	$88,215	$72,822	$15,948	$(1,638)	$1,083

OPERATING EXPENSES

Programming and technical	18,547	13,341	4,965	(597)	838
Selling, general and administrative	27,762	21,863	4,619	(103)	1,383
Corporate selling, general and administrative	4,631	3,311	1,945	(625)	-
Stock-based compensation	913	870	-	-	43
Depreciation and amortization	3,664	2,506	1,135	13	10
Total operating expenses	55,517	41,891	12,664	(1,312)	2,274

Operating income (loss)	32,698	30,931	3,284	(326)	(1,191)

INTEREST INCOME	(292)	(290)	(2)	-	-

INTEREST EXPENSE	18,400	18,400	-	-	-

EQUITY IN LOSS OF AFFLIATED COMPANY	2,793	2,957	164	(328)	-

OTHER EXPENSE, net	15	2	-	-	13
Income (Loss) before provsion for income taxes, minority interest in income of subsidiaries and discontinued operations	11,782	9,862	3,122	2	(1,204)
PROVISION FOR INCOME TAXES	5,510	4,338	1,172	-	-
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	1,274	-	-	1,274	-

Net Income (Loss) from continuing operations	4,998	5,524	1,950	(1,272)	(1,204)

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(197)	(197)	-	-	-

Net income (loss)	$4,801	$5,327	$1,950	$(1,272)	$(1,204)

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PAGE 11 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended December 31, 2007
	(in thousands, unaudited, as adjusted)

			Reach	Eliminations/	Interactive
	Consolidated	Radio One	Media	Other	One

STATEMENT OF OPERATIONS

NET REVENUE	$74,785	$65,562	$10,936	$(2,098)	$385

OPERATING EXPENSES

Programming and technical	19,113	13,503	4,984	(581)	1,207
Selling, general and administrative	26,531	23,874	1,244	(621)	2,034
Corporate selling, general and administrative	7,035	5,946	1,714	(625)	-
Stock-based compensation	485	452	-	-	33
Depreciation and amortization	3,721	2,527	1,147	13	34
Impairment of long-lived assets	205,545	205,545	-	-	-
Total operating expenses	262,430	251,847	9,089	(1,814)	3,308

Operating (loss) income	(187,645)	(186,285)	1,847	(284)	(2,923)

INTEREST INCOME	(390)	(309)	(81)	-	-

INTEREST EXPENSE	17,722	17,717	5	-	-

EQUITY IN LOSS OF AFFLIATED COMPANY	3,902	4,038	137	(273)	-

OTHER EXPENSE, net	325	239	43	-	43
(Loss) Income before provsion for income taxes, minority interest in income of subsidiaries and discontinued operations	(209,204)	(207,970)	1,743	(11)	(2,966)
(BENEFIT) PROVISION FOR INCOME TAXES	(11,699)	(11,736)	37	-	-
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	810	-	-	810	-

Net (Loss) Income from continuing operations	(198,315)	(196,234)	1,706	(821)	(2,966)

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(188,096)	(188,096)	-	-	-

Net (loss) income	$(386,411)	$(384,330)	$1,706	$(821)	$(2,966)

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PAGE 12 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Twelve Months Ended December 31, 2007
	(in thousands, unaudited, as adjusted)

			Reach	Eliminations/	Interactive
	Consolidated	Radio One	Media	Other	One

STATEMENT OF OPERATIONS

NET REVENUE	$319,660	$272,976	$49,822	$(6,291)	$3,153

OPERATING EXPENSES

Programming and technical	73,575	52,073	19,909	(2,246)	3,839
Selling, general and administrative	101,628	88,997	8,565	(343)	4,409
Corporate selling, general and administrative	27,327	22,242	7,585	(2,500)	-
Stock-based compensation	2,989	2,886	-	-	103
Depreciation and amortization	14,767	10,083	4,545	52	87
Impairment of long-lived assets	211,051	211,051	-	-	-
Total operating expenses	431,337	387,332	40,604	(5,037)	8,438

Operating (loss) income	(111,677)	(114,356)	9,218	(1,254)	(5,285)

INTEREST INCOME	(1,243)	(1,145)	(98)	-	-

INTEREST EXPENSE	72,770	72,765	5	-	-

EQUITY IN LOSS OF AFFLIATED COMPANY	11,453	12,127	675	(1,349)	-

OTHER EXPENSE, net	347	248	43	-	56
(Loss) Income before provsion for income taxes, minority interest in income of subsidiaries and discontinued operations	(195,004)	(198,351)	8,593	95	(5,341)
(BENEFIT) PROVISION FOR INCOME TAXES	(5,534)	(8,095)	2,561	-	-
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	3,910	-	-	3,910	-

Net (Loss) Income from continuing operations	(193,380)	(190,256)	6,032	(3,815)	(5,341)

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(193,738)	(193,738)	-	-	-

Net (loss) income	$(387,118)	$(383,994)	$6,032	$(3,815)	$(5,341)

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PAGE 13 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Radio One will hold a conference call to discuss its results for the first quarter of 2008. This conference call is scheduled for Thursday, May 8, 2008 at 10:00 a.m. Eastern Time. Interested parties should call 612-332-0636 at least five minutes prior to the scheduled time of the call. The conference call will be recorded and made available for replay from 1:30 p.m. Eastern Time the day of the call, until 11:59 p.m. Eastern Time the following day. Interested parties may listen to the replay by calling 320-365-3844; access code 917331. Access to live audio and replay of the conference call will also be available on Radio One's corporate website at www.radio-one.com. The replay will be made available on the website for seven calendar days following the call. Radio One, Inc. (www.radio-one.com) is one of the nation's largest radio broadcasting companies and the largest radio broadcasting company that primarily targets African-American and urban listeners. On a pro forma basis, after closing the sale of our Los Angeles station, Radio One will own and/or operate 53 radio stations located in 16 urban markets in the United States. Additionally, Radio One owns Magazine One, Inc. (d/b/a Giant Magazine) (www.giantmag.com), interests in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans, Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner, and Community Connect Inc., an on-line social-networking company, which operates a number of branded websites, including BlackPlanet, MiGente and AsianAvenue.

Notes:

1            “Station operating income” consists of net (loss) income before depreciation and amortization, income taxes, interest income, interest expense, equity in loss of affiliated company, minority interest in income of subsidiaries, other expense, corporate expenses, stock-based compensation expenses and loss from discontinued operations, net of tax. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, income taxes, investments, debt financings, overhead, stock-based compensation, results of operations and income (losses) from asset sales. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of operating income to station operating income has been provided in this release.
2             Certain reclassifications associated with accounting for discontinued operations have been made to prior quarter balances to conform to the current presentation. These reclassifications had no effect on any other previously reported net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted”.
3             For the three months ended March 31, 2008 and 2007, Radio One had 98,728,411 and 98,710,633 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively.
4             “Adjusted EBITDA” consists of net (loss) income plus (1) depreciation, amortization, income taxes, interest expense,  equity in loss of affiliated company, and minority interest in income of subsidiaries less (2) loss from discontinued operations, net of tax,  and interest income. Net income before interest income, interest expense, provision for income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, as well as our equity in loss of our affiliated company and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to EBITDA and Adjusted EBITDA has been provided in this release.